UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 28, 2023
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976−8776
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

[ ] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2023, Firsthand Technology Value Fund, Inc. (the “Fund”) received a letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) indicating that, based on the Fund’s market value of publicly held shares for the last 31 consecutive business days, the Fund no longer meets the requirement to maintain a minimum market value of publicly held shares of $5,000,000, as set forth in Nasdaq Listing Rule 5450(b)(1)(C).

The Notice provides the Fund with a grace period of 180 calendar days, or until January 24, 2024, to regain compliance with the listing rule. If at any time during this grace period the Fund’s market value of publicly held shares closes at $5,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Fund with written confirmation of compliance and the matter will be closed. If the Fund does not regain compliance within the grace period, the Fund expects that Nasdaq would provide notice that its securities are subject to delisting.

This Form 8-K is filed to satisfy the obligation under Rule 5810(b) that the Fund publicly disclose the deficiency within four business days after the date of the Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2023	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President